Financial News Release

CONTACTS:
Tom Liguori	Annie Leschin
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
Tom.liguori@aei.com	ir@aei.com

ADVANCED ENERGY ANNOUNCES FIRST QUARTER RESULTS

•	Revenue increased 19% quarter over quarter

•	Semiconductor revenue increased 39% quarter over quarter

•	GAAP EPS from continuing operations was $0.50

•	Non-GAAP EPS from continuing operations was $0.56

•	Ended the quarter with $184.0 million in cash

Fort Collins, Colo., May 2, 2016 - Advanced Energy Industries, Inc. (Nasdaq: AEIS) today announced financial results for the first quarter ended March 31, 2016.
“Semiconductor revenues rebounded nearly 39% from the fourth quarter, driving better-than-expected total sales and earnings per share from continuing operations,” said Yuval Wasserman, President and CEO of Advanced Energy. “Our leading position as an enabler of critical applications in high growth areas of semiconductors processing, combined with our growing service business, more than offset the temporary slowdown in our industrial applications and should allow us to continue to grow faster than the markets we serve, reflecting the advantages of our diversified model.”
First Quarter Results
Sales were $103.0 million compared with $86.9 million in the fourth quarter of 2015 and $109.5 million in the first quarter of 2015.

GAAP income from continuing operations, net of income taxes was $20.2 million or $0.50 per diluted share in the first quarter 2016 compared to $11.5 million or $0.28 per diluted share in the fourth quarter, and $25.7 million or $0.62 per diluted share in the first quarter 2015.
Non-GAAP income from continuing operations, net of income taxes was $22.3 million or $0.56 per diluted share in the first quarter 2016 compared to $13.0 million or $0.32 per diluted share in the fourth quarter of 2015, and $26.9 million or $0.65 per diluted share in the same period last year. A reconciliation of non-GAAP measures is provided in the tables below.
The company ended the quarter with $184.0 million in cash and marketable securities.
Discontinued Operations
The company’s financial statements for all periods presented reflect results for the continuing precision power business, with the discontinued inverter business included in discontinued operations for both the balance sheet and income statement. Further financial detail regarding the amounts related to this are available in the company’s 2015 Annual Report on Form 10-K.
Second Quarter 2016 Guidance
Based on the company's current view, beliefs and assumptions, guidance for the second quarter of 2016 is within the following ranges:

Q2 2016
Revenues	$105M - $115M
Non-GAAP EPS from continuing operations	$0.60 - $0.70
Non-GAAP operating margins from continuing operations	25% - 28%
First Quarter 2016 Conference Call
Management will host a conference call tomorrow morning, Tuesday, May 3, 2016, at 8:30 a.m. Eastern Time to discuss Advanced Energy's financial results. Domestic callers may access this conference call by dialing 855-232-8958. International callers may access the call by dialing 315-625-6980. Participants will need to provide the operator with the Conference ID Number 82827781, which has been reserved for this call. For a replay of this teleconference, please call 855-859-2056 or 404-537-3406 and enter Conference ID Number 82827781. The replay will be available for one week following the conference call. A webcast will also be available on the company’s Investor Relations web page at http://ir.advanced-energy.com.

About Advanced Energy
Advanced Energy (Nasdaq: AEIS) is a global leader in innovative power and control technologies for high-growth, precision power solutions for thin films processes and industrial applications. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
Non-GAAP Measures
This release includes GAAP and non-GAAP income and per-share earnings data and other GAAP and non-GAAP financial information. Advanced Energy’s non-GAAP measures exclude the impact of stock based compensation, amortization, restructuring, acquisition related costs, and other significant non-recurring items. For the second quarter ending June 30, 2016 guidance, the company expects stock based compensation of $1.2 million and amortization of intangibles of $1.1 million. The non-GAAP measures included in this release are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Additionally, the company believes that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provide investors with additional perspective. Management uses these non-GAAP measures to evaluate business performance and for planning purposes. While some of the excluded items may be incurred and reflected in the company’s GAAP financial results in the foreseeable future, the company believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred. The use of non-GAAP measures has limitations in that such measures do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP, and these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures.
Please refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Forward-Looking Statements
The company’s guidance with respect to anticipated financial results for the second quarter ending June 30, 2016, expectations regarding future market trends and the company’s future performance within specific markets and other statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: (a) the effects of global macroeconomic conditions upon demand for our products; (b) the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry; (c) delays in capital spending by end-users in our served markets; (d) the accuracy of the company’s estimates related to fulfilling solar inverter product warranty and post-warranty obligations; (e) the company’s ability to realize on its plan to avoid additional costs after the solar inverter wind-down; (f) the accuracy of the company's estimates and assumptions on which its financial statement projections are based; (g) the impact of price changes, which may result from a variety of factors; (h) the timing of orders received from customers; (i) the company’s ability to realize benefits from cost improvement efforts including avoided costs, restructuring plans and inorganic growth; (j) the company’s ability to obtain in a timely manner the materials necessary to manufacture its products; and (k) unanticipated changes to management's estimates, reserves or allowances. These and other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission (the “SEC”). These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's investor relations page at http://ir.advanced-energy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. Aspirational goals and targets discussed on the conference call or in the presentation materials should not be interpreted in any respect as guidance. The company assumes no obligation to update the information in this press release.

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	March 31,		December 31,
	2016	2015	2015

SALES:
Product	$86,293	$93,608	$71,564
Service	16,751	15,902	15,327
Total sales	103,044	109,510	86,891
COST OF SALES:
Product	40,815	42,292	35,029
Service	8,769	8,119	9,178
Total cost of sales	49,584	50,411	44,207
GROSS PROFIT	53,460	59,099	42,684
	51.9%	54.0%	49.1%
OPERATING EXPENSES:
Research and development	10,765	9,760	9,437
Selling, general and administrative	18,016	16,707	16,121
Amortization of intangible assets	1,058	1,098	1,070
Restructuring (benefit) charges	—	(2)	(117)
Total operating expenses	29,839	27,563	26,511
OPERATING INCOME	23,621	31,536	16,173
OTHER (EXPENSE) INCOME, NET	357	868	(1,661)
Income from continuing operations before income taxes	23,978	32,404	14,512
Provision for income taxes	3,758	6,749	3,022
INCOME FROM CONTINUING OPERATIONS, NET OF INCOME TAXES	20,220	25,655	11,490
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES	2,061	(4,379)	24,775
NET INCOME (LOSS)	$22,281	$21,276	$36,265

Basic weighted-average common shares outstanding	39,814	40,740	40,270
Diluted weighted-average common shares outstanding	40,100	41,129	40,601

EARNINGS PER SHARE:

CONTINUING OPERATIONS:
BASIC EARNINGS PER SHARE	$0.51	$0.63	$0.29
DILUTED EARNINGS PER SHARE	$0.50	$0.62	$0.28

DISCONTINUED OPERATIONS:
BASIC EARNINGS (LOSS) PER SHARE	$0.05	$(0.11)	$0.62
DILUTED EARNINGS (LOSS) PER SHARE	$0.05	$(0.11)	$0.61

NET INCOME:
BASIC EARNINGS PER SHARE	$0.56	$0.52	$0.90
DILUTED EARNINGS PER SHARE	$0.56	$0.52	$0.89

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2016	2015
ASSETS	UNAUDITED

Current assets:
Cash and cash equivalents	$176,300	$158,443
Marketable securities	7,664	11,986
Accounts receivable, net	67,091	54,959
Inventories, net	57,592	52,573
Deferred income tax assets	6,035	6,004
Income taxes receivable	439	9,040
Other current assets	9,207	7,868
Current assets of discontinued operations	33,354	41,902
Total current assets	357,682	342,775

Property and equipment, net	10,675	9,645

Deposits and other	1,716	1,729
Goodwill and intangibles, net	77,362	76,870
Deferred income tax assets	30,355	30,398
Non-current assets of discontinued operations	497	1,271
Total assets	$478,287	$462,688

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$35,886	$27,246
Other accrued expenses	34,832	40,357
Current liabilities of discontinued operations	28,203	36,481
Total current liabilities	98,921	104,084

Non-current liabilities of continuing operations	63,079	67,722
Non-current liabilities of discontinued operations	27,062	27,302
Long-term liabilities	90,141	95,024

Total liabilities	189,062	199,108

Stockholders' equity	289,225	263,580
Total liabilities and stockholders' equity	$478,287	$462,688

* December 31, 2015 amounts are derived from the December 31, 2015 audited Consolidated Financial Statements.

ADVANCED ENERGY INDUSTRIES, INC.
SELECTED OTHER DATA (UNAUDITED)
(in thousands)

Reconciliation of Non-GAAP measure - operating expenses and operating income, excluding certain items	Three Months Ended
	March 31,		December 31,
	2016	2015	2015

Gross Profit from continuing operations, as reported	$53,460	$59,099	$42,684
Operating expenses from continuing operations, as reported	29,839	27,563	26,511
Adjustments:
Restructuring charges	—	2	117
Stock-based compensation	(1,429)	(487)	(897)
Amortization of intangible assets	(1,058)	(1,098)	(1,070)
Non-GAAP operating expenses from continuing operations	27,352	25,980	24,661
Non-GAAP operating income from continuing operations	$26,108	$33,119	$18,023

Reconciliation of Non-GAAP measure - income excluding certain items	Three Months Ended
	March 31,		December 31,
	2016	2015	2015

Income from continuing operations, net of income taxes, as reported	$20,220	$25,655	$11,490
Adjustments, net of tax
Restructuring charges	—	(2)	(93)
Stock-based compensation	1,205	386	710
Amortization of intangible assets	892	870	847
Non-GAAP income from continuing operations, net of income taxes	$22,317	$26,909	$12,954

Reconciliation of Non-GAAP measure - per share earnings excluding certain items	Three Months Ended
	March 31,		December 31,
	2016	2015	2015

Diluted earnings per share from continuing operations, as reported	$0.50	$0.62	$0.28
Add back:
per share impact of Non-GAAP adjustments, net of tax	0.06	0.03	0.04
Non-GAAP per share earnings from continuing operations	$0.56	$0.65	$0.32